                                                                    EXHIBIT (21)

                          SUBSIDIARIES OF THE COMPANY

    PacifiCorp Group Holdings Company, a wholly-owned subsidiary of the Company and a Delaware corporation, has the following subsidiaries:

                                                                                     APPROXIMATE      STATE OR
                                                                                      PERCENTAGE   JURISDICTION OF
                                                                                      OF VOTING     INCORPORATION
                                                                                      SECURITIES         OR
NAME OF SUBSIDIARY                                                                      OWNED       ORGANIZATION
-----------------------------------------------------------------------------------  ------------  ---------------
PACE GROUP, Inc....................................................................         100%          Oregon
PacifiCorp Energy, Inc.............................................................         100%          Oregon
PacifiCorp Financial Services, Inc.................................................         100%          Oregon
  Pacific Harbor Capital, Inc......................................................         100%        Delaware
  PacifiCorp Credit, Inc...........................................................         100%          Oregon
PacifiCorp International Group Holdings Company....................................         100%          Oregon
  Pan Pacific Global Corporation...................................................         100%          Oregon
    PacifiCorp Australia, LLC......................................................          80%*         Oregon
      PacifiCorp Australia Holdings Pty. Ltd.......................................         100%       Australia
        Powercor Australia Limited.................................................         100%       Australia
      Hazelwood Australia, Inc.....................................................         100%**        Oregon
PacifiCorp Kentucky Energy Company.................................................         100%          Oregon
PacifiCorp Power Marketing, Inc....................................................         100%          Oregon
PacifiCorp Trans, Inc..............................................................         100%          Oregon
TPC Corporation....................................................................         100%        Delaware

------------------------

 * Remaining 20% owned by another wholly owned subsidiary of PacifiCorp International Group Holdings Company.

** Owns 19.9% interest in Hazelwood Power Partnership indirectly through two wholly owned subsidiaries.

    The Company also has the following subsidiaries:

                                                                                     APPROXIMATE      STATE OR
                                                                                      PERCENTAGE   JURISDICTION OF
                                                                                      OF VOTING     INCORPORATION
                                                                                      SECURITIES         OR
NAME OF SUBSIDIARY                                                                      OWNED       ORGANIZATION
-----------------------------------------------------------------------------------  ------------  ---------------
Centralia Mining Company...........................................................         100%       Washington
Energy West Mining Company.........................................................         100%             Utah
Glenrock Coal Company..............................................................         100%          Wyoming
Interwest Mining Company...........................................................         100%           Oregon
Pacific Mineral, Inc...............................................................         100%          Wyoming
  Bridger Coal Company, a joint venture............................................       66.67%          Wyoming

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